Ex. 10.1

BioLargo, Inc.
Engagement Extension Agreement

This Engagement Extension Agreement (the “Extension”) references the Engagement Agreement and Scope Letter dated February 1, 2008 (“2008 Agreement”) by and between CFO 911 (the “Advisor”) and BioLargo, Inc. (the “Company”), and the Engagement Extension Agreement dated February 23, 2009 (the “2009 Extension”), pursuant to which Charles K. Dargan II agreed to serve as the Company’s Chief Financial Officer. The parties desire to extend the terms of the 2008 Agreement and 2009 Extension for a period of one year, pursuant to the terms of this Extension. The 2008 Agreement, the 2009 Extension, and the Extension are collectively referred to herein as the “Agreement”.

Except as expressly amended herein, all terms and conditions set forth in the 2008 Agreement and 2009 Extension are incorporated herein by this reference, and continue to be in full force and effect. Effective February 1, 2010, the Advisor and the Company hereby agree to extend the Term of the engagement as set forth in the 2008 Agreement and 2009 Extension for one year (the “Extended Term”), to expire January 31, 2011. Notwithstanding the foregoing, either party may terminate this Agreement upon 30 days’ written notice.

During the Extended Term, the Advisor shall receive the cash compensation as set forth in the 2008 Agreement. In addition to cash compensation, the Advisor will be issued stock options over the Extended Term, as follows:

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options to purchase 10,000 shares of the Company’s common stock, each such option to be granted on the last business day of each month commencing February 2010 and ending January 2010, provided that this Agreement has not been terminated prior to each such grant date, at an exercise price equal to the closing price of a share of the Company’s common stock on each grant date, each such option to be fully vested upon grant.

AGREED TO AND ACCEPTED THIS 1st DAY OF FEBRUARY, 2010

CFO 911	BioLargo, Inc.
8055 W. Manchester Ave., Suite 405	16333 Phoebe
Playa del Rey, CA 90232	La Mirada, CA 90638

By: /s/ Mr. Charles K. Dargan II	By: /s/ Mr. Dennis P. Calvert
Name: Mr. Charles K. Dargan II	Name: Mr. Dennis P. Calvert
Title: Chief Executive Officer	Title: President
Date: February 1, 2010	Date: February 1, 2010